Exhibit 8.2

250 VESEY STREET  •  NEW YORK, NEW YORK  10281.1047

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

August 30, 2019

NRC Group Holdings Corp.

952 Echo Lane, Suite 460

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to NRC Group Holdings Corp., a Delaware corporation (“NRCG”), in connection with the preparation and execution of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2019, by and among US Ecology, Inc., a Delaware corporation (“US Ecology”), US Ecology Parent, Inc., a Delaware corporation and a wholly-owned subsidiary of US Ecology (“Holdco”), Rooster Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Rooster Merger Sub”), ECOL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“ECOL Merger Sub”) and NRCG.

The Merger Agreement provides for the merger of ECOL Merger Sub with and into US Ecology (the “ECOL Merger”) at the Effective Time with US Ecology surviving.  Also pursuant to the Merger Agreement, at the Effective Time, Rooster Merger Sub will merge with and into NRCG (the “Rooster Merger” and, together with the ECOL Merger, the “Mergers”) with NRCG surviving. The Mergers and certain other related transactions and matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Holdco, which includes the joint proxy statement/prospectus relating to the Mergers (the “Joint Proxy Statement/Prospectus”).  This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof, (i) that the Mergers will be effective pursuant to the laws of the state of Delaware as consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Registration Statement (including the Joint Proxy Statement/Prospectus), and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach, or amendment thereof; (ii) the continuing truth and accuracy at all times through the effective time of the Mergers (the “Effective Time”) of the statements, representations and warranties made by US Ecology, Holdco, Rooster Merger Sub, ECOL Merger

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

August 30, 2019

Sub and NRCG in the Merger Agreement and the Registration Statement (including the Joint Proxy Statement/Prospectus); (iii) the representations, covenants, and undertakings of US Ecology, Holdco, Rooster Merger Sub, ECOL Merger Sub and NRCG, set forth and described in their respective letters (the “Representation Letters”), each dated the date hereof and delivered to us for purposes of providing this opinion, are and will continue to be up to and through the Effective Time, and thereafter as relevant, are and will be true, correct, complete, and complied with in all respects; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of US Ecology, Holdco, Rooster Merger Sub, ECOL Merger Sub and NRCG or similarly qualified are true and accurate as of the date hereof, and will continue to be true and accurate at all times through the Effective Time, without such qualification. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the foregoing assumptions is untrue for any reason, our opinion may be adversely affected.

Subject to the limitations and qualifications set forth in the Registration Statement and herein, (i) we are of the opinion that the Rooster Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (as amended, the “Code”) and (ii) the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Mergers” in the Registration Statement correctly describe the U.S. federal income tax treatment of the Mergers.

This opinion is based on the Code, applicable Treasury regulations, administrative interpretations, and court decisions, each as in effect as of the date hereof. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Mergers, or that contrary positions may not be taken by the Internal Revenue Service. Moreover, in the event that any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied (including, but not limited to, the Representation Letters) is untrue, incorrect, incomplete, or not complied with in all respects, our opinion might be adversely affected and may not be relied upon.

This opinion does not address the various U.S. state or local or non-U.S. tax consequences that may result from the Mergers or the other transactions or matters contemplated by the Merger Agreement (including, but not limited to, the ECOL Merger) and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Mergers or other transactions contemplated by the Merger Agreement except as specifically set forth herein, including any U.S. federal non-income tax consequences of the Mergers, and this opinion may not be relied upon, except with respect to the consequences specifically discussed herein.

August 30, 2019

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the U.S. federal income tax consequences of the Mergers, including the Joint Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ JONES DAY